As filed with the Securities and Exchange Commission on March 23, 2000
                                                      Registration No. 333-87965
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 --------------

                      Pollution Research and Control Corp.
                      ------------------------------------
             (Exact name of registrant as specified in its charter)

                                   California
                                   ----------
         (State or other jurisdiction of incorporation or organization)

                                   95-2746949
                                   ----------
                      (I.R.S. Employer Identification No.)

                  506 Paula Avenue, Glendale, California 91201
                                 (818) 247-7601
                                 --------------
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             Albert E. Gosselin, Jr.
                  506 Paula Avenue, Glendale, California 91201
                                 (818) 247-7601
                                 --------------
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                  Please send copies of all correspondence to:

                               PATRICIA CUDD, ESQ.
                                Cudd & Associates
                        1120 Lincoln Street, Suite #1507
                             Denver, Colorado 80203
                            Telephone: (303) 861-7273

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

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


                      DOCUMENTS INCORPORATED BY REFERENCE:

The contents of the Registration Statement on Form S-3, File Number 333-87965, filed on September 28, 1999, are incorporated herein by reference.









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


                             CALCULATION OF REGISTRATION FEE
========================================================================================
                                                               Proposed
                                                Proposed       Maximum
     Title of Each                               Maximum       Aggregate     Amount of
   Class of Securities         Amount to      Offering Price   Offering     Registration
    To be Registered         Be Registered    Per Share (1)    Price (1)        Fee
----------------------------------------------------------------------------------------
Common Stock, no par value      100,000          $3.91         $391,000       $ 78.20
----------------------------------------------------------------------------------------
Common Stock, no par value,
underlying options (2)           64,000          $3.91         $250,240       $ 50.05
----------------------------------------------------------------------------------------
Common Stock, no par value,
underlying debentures (3)        45,000          $3.91         $175,950       $ 35.19
----------------------------------------------------------------------------------------
TOTAL                           209,000          $3.91         $817,190(4)    $163.44
========================================================================================


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457. Pursuant to Rule 457(c), based upon 100,000 shares of Common Stock being offered by a Selling Shareholder, 64,000 shares of Common Stock underlying options and 45,000 shares of Common Stock underlying debentures, and the average of the high and low sales prices of the Common Stock on the NASDAQ SmallCap Market System on March 14, 2000, of $3.91.

(2) Represents the shares of Common Stock underlying four options, one of which options is exercisable to purchase 25,000 shares of Common Stock at an exercise price of $1.00 per share on or prior to February 25, 2002, and three of which options are exercisable to purchase 14,500 shares, 14,500 shares, and 10,000 shares, of Common Stock, respectively, at an exercise price of $1.38 per share on or prior to March 22, 2002.

(3) Represents the additional shares of Common Stock underlying the outstanding 18%-$500,000 face amount subordinated convertible debenture due December 1, 1999, and the 12%-$300,000 face amount subordinated convertible debenture due June 1, 2000. Pursuant to Rule 416, the number of shares of Common Stock issuable upon conversion of the debentures is subject to adjustment in accordance with the anti-dilution provisions of such debentures.

(4) Represents not more than 20% of the maximum aggregate offering price set forth for the Common Stock, no par value, in the "Calculation of Registration Fee" table contained in the Registration Statement on Form S-3, Registration Number 333-87965, filed on September 28, 1999.

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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Glendale, State of California, on March 20, 2000.

Date: March 20, 2000                        POLLUTION RESEARCH AND CONTROL CORP.
                                                       (Registrant)


                                            By: /s/ Albert E. Gosselin, Jr.
                                            -------------------------------
                                            Albert E. Gosselin, Jr., President,
                                            Chief Executive Officer and
                                            Chairman of the Board Directors

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



Date: March 20, 2000                        /s/ Albert E. Gosselin, Jr.
                                            ---------------------------
                                            Albert E. Gosselin, Jr., President,
                                            Chief Executive Officer, Chairman of
                                            the Board Directors (Principal
                                            Executive Officer) and
                                            Attorney-in-Fact for Gary L. Dudley,
                                            Marcia A. Smith, Craig E. Gosselin
                                            and Barry Soltani, Directors





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

                                  EXHIBIT INDEX

     The following Exhibits are filed as part of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3.

Item
Number                        Description
------                        -----------

4.1*      12% Subordinated Convertible Debenture Due February 23,
          2001, dated February 16, 2000, between Pollution
          Research and Control Corp. and Britannica Associates
          Limited.

4.2*      Agreement for Sale of Shares of Common Stock dated
          February 23, 2000, between Pollution Research and
          Control Corp. and Britannica Associates Limited.

4.3*      Option to Purchase 14,500 Shares of Common Stock of
          Pollution Research and Control Corp. from March 22,
          2000 Void After 5:00 P.M., Los Angeles Time, on March
          22, 2002, of Mike Hamdan.

4.4*      Option to Purchase 14,500 Shares of Common Stock of
          Pollution Research and Control Corp. from March 22,
          2000 Void After 5:00 P.M., Los Angeles Time, on March
          22, 2002, of Paz Laroya.

4.5*      Option to Purchase 10,000 Shares of Common Stock of
          Pollution Research and Control Corp. from March 22,
          2000 Void After 5:00 P.M., Los Angeles Time, on March
          22, 2002, of Robert Klein.

5.0*      Opinion and Consent of Cudd & Associates.

23.1 Consent of Cudd & Associates (included in Exhibit 5.0 hereto).

23.2*     Consent of AJ. Robbins, P.C., Certified Public
          Accountants and Consultants, independent auditors.

------------------

*    Filed herewith.


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